Exhibit  10.1
                                 PROMISSORY NOTE

                                                                 HOUSTON,  TEXAS
$200,000                                                        MARCH  29,  1999

                                DUE: MAY 3, 1999

     FOR VALUE RECEIVED, E.S. LANGAN, L.P., a Texas limited partnership and ERIC
S. LANGAN, a person of the full age of majority and resident of the State of Texas (collectively "maker") hereby jointly and severally promise to pay to the order of ROBERT WATTERS, a resident of Houston, Texas, Payee, of 1810 Elmen, Houston, Texas 77019, the sum of TWO HUNDRED THOUSAND AND No/100 DOLLARS ($200,000.00), with interest thereon from the date hereof until maturity at the rate of eighteen percent (18%) per annum on the unpaid principal balance hereof; matured, unpaid principal and interest shall bear interest at the maximum legal rate of interest.

     All payments and interest on this Note shall become due and payable on May 3, 1999.

     Payment of any sums due to the Payee and/or holder under the terms of this Note shall be made in United States Dollars by check or wire transfer at the option of the Maker. Payment shall be made to any account or address designated by the Payee any time prior to the payment due hereunder.

     It is expressly provided that in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Maker agrees and promises to pay reasonable attorney's fees.

     If default occurs in the payment of any principal or interest when due hereunder, or upon Maker's insolvency or business failure, the appointment of a receiver of all or any part of Maker's property, an assignment for the benefit of creditors of Maker, a calling of a meeting of creditors of Maker, the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against Maker, the holder hereof may, at its option, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity, but failure to do so at any time shall not constitute a waiver of such holder's right to do so at any other time. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent defaults.

     Each Maker, surety and endorser of this Note expressly waives all notices of any kind or character, demands for payment, presentment for payment, notices of intention to accelerate, notice of acceleration, the maturity, protest and notice of protest, as to this Note and as to each, every and all installments hereof.

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     The  parties  intend to conform strictly to the applicable usury laws.  All agreements between Maker and Payee are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any Obligations or any part thereof), shall the interest contracted for, charged or received under the Note or otherwise exceed the maximum amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable to Payee in excess of the maximum lawful amount, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable to Payee shall be automatically reduced to the maximum amount permitted under applicable law, without the necessity of execution of any amendment or new document. If Payee shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing in the inverse order of its maturity and not to the payment of interest, or refunded to Maker to the extent that the amount which would have been excessive interest exceeds unpaid principal. The right to accelerate maturity of the Note or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law.

     Maker may prepay all or any part hereof at anytime without penalty, and interest shall immediately cease on all amounts so prepaid. All prepayments shall be applied first to accrued but unpaid interest, the balance to principal.

     Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 365 days, unless the highest lawful rate permitted under applicable law would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the highest lawful rate permitted under applicable law, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

     In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

     Each right, power, and remedy of the Payee as provided for in this Note, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers, or remedies. No failure or delay by the Payee to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Payee from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Payee shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an event of default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

     Each Maker and all sureties and endorsers of this Note, and each party hereafter assuming or otherwise becoming liable hereon: (i) agree to any substitution, exchange or release of any security or the release of any party primarily or secondarily liable hereon; (ii) agree that the Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or enforce its rights against any security heretofore in order to enforce payment of this Note by it; (iii) agree that the obligations of each Maker shall be joint and several with all other Makers, sureties and endorsers of this Note; and (iv) consent to any extensions or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     This Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                          MAKER:

                                          E. S. LANGAN,  L.P.


                                          BY:    /S/  ERIC  S.  LANAGAN
                                                 ERIC S. LANGAN, GENERAL PARTNER

                                                 /s/  Eric  S.  Langan
                                                 ERIC  S.  LANGAN,  INDIVIDUALLY